Exhibit 5.1

August 6, 2015

Pyxis Tankers Inc.

59 K. Karamauli Street

15125 Marousi, Greece

Re: Pyxis Tankers Inc.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), in connection with certain matters relating to the registration statement on Form F-4 (File No. 333-203598) (as amended, the “Registration Statement”), filed by the Company initially on April 23, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, and the form of the proxy statement/prospectus (the “Prospectus”) in the Registration Statement, relates to the issuance of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company pursuant to the terms of the Agreement and Plan of Merger dated April 23, 2015 (the “Merger Agreement”) among the Company, Maritime Technologies Corp., a Delaware corporation (“Merger Sub”), Looksmart, Ltd., a Delaware corporation (“LS”) and Looksmart Group, Inc., a Nevada corporation, which provides for the merger (the “Merger”) of LS with and into Merger Sub, in which all shares of LS common stock outstanding at the effective time of the Merger are to be converted into the right to receive Common Stock equal to the LS Conversion Number (as defined in the Merger Agreement).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Merger Agreement and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Pyxis Tankers Inc.

August 6, 2015

We have further assumed for the purpose of this opinion, without investigation, (i) the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof and (ii) that prior to the issuance of any of the Shares pursuant to the Merger Agreement, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Based upon the foregoing, and subject to all the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares will, when issued in accordance with the terms and conditions set forth in the Merger Agreement and described in the Prospectus, be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading “Legal Matters” in the Registration Statement and Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours,

/s/ Seward and Kissel LLP
Seward and Kissel LLP